EXHIBIT 10.1


                           MINERAL PROPERTY AGREEMENT

This Agreement made as of the 16th day of June, 2004.

BETWEEN:
                  Joseph H. Montgomery, geologist, residing at 8606 Fremlin St., Vancouver, BC V6P 3X3

                  and

                  Frankie Fu, businessman, residing at
                  P.O. Box 53522, 984 West Broadway Street, Vancouver,
                  BC V5Z 1K7

                  (herein jointly called "VENDOR")
                                                               OF THE FIRST PART
AND:
                  Joel D. Haskins, businessman, residing at 6696 Wellington Ave., West Vancouver, BC V7W 2H9

                  and

                  Kevin M. Stunder, businessman, residing at 3880 Lynn Valley Rd., North Vancouver, BC V7W 2S6

                  (herein jointly called "PURCHASER")
                                                              OF THE SECOND PART
WHEREAS:

(a) Vendor owns certain mineral claims located in the Province of Saskatchewan, Canada (herein called the "PROPERTY"). Particulars of the Property are attached hereto as Schedule "A"; and

(b) Vendor has agreed to sell and Purchaser has agreed to purchase an 80% interest in the Property, subject to the terms and conditions hereinafter set out.

(c) Any previously dated agreements between the Vendor and Purchaser are now deemed null and void.

NOW, THEREFORE THIS AGREEMENT WITNESSES that in consideration of the payments and the premises, mutual covenants and agreements herein contained, the parties agree as follows:

1.     REPRESENTATIONS AND WARRANTIES

1.1      Vendor represents and warrants to Purchaser that:

          (a) the mining claims and other interests comprising the Property are accurately described in Schedule A, are presently in good standing under the laws of the jurisdiction in which they are located and are free and clear of all liens, charges and encumbrances;

          (b) Vendor has the exclusive right to enter into this Agreement and to dispose of an interest in the Property in accordance with the terms of this Agreement;

          (c) any mining claims included in the Property as described in Schedule A have been properly and legally located and recorded;

          (d) the execution and delivery of this Agreement and any of the agreements referred to or contemplated herein, will not conflict with or result in the breach of any agreement to which he is a party.


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1.3      The representations and warranties herein set out are conditions on which the parties have relied in entering into this Agreement and shall survive the acquisition of any interest in the Property hereunder and each party will indemnify and save the other harmless from all loss, damage, costs, actions and suits arising out of or in connection with any breach of any representation, warranty, covenant, agreement or condition made by him and contained in this Agreement.

2.       PURCHASE PRICE

2.1 The purchase price for the Vendor's 80% interest in the Property will be as follows:

          (a) Work commitment of Cdn$150,000 to be funded and completed by Newco within 15 months of closing, and an additional work commitment of Cdn$200,000 to be funded and completed by Newco within 24 months of closing, the total work commitment being Cdn$350,000 (herein called the "Work Program");

          (b) Cdn$10,000 initial payment. The recipients agree to renew the claims listed in Schedule A and to stake new claims in the Area of Influence, paid at the date of this agreement and acknowledged by the Vendor.

          (c) Ten percent (10%) of the initial share capitalization of Newco in restricted common stock, calculated from the outstanding amount issued at the end of day July 01, 2004, (called the "Shares"), issued from treasury upon the completion of the Work Program to the satisfaction of both parties. These shares will be released prorated according to the regulations of the relevant exchange. The Purchaser will use best efforts to obtain 200,000 of the Shares as free trading, subject to regulatory approval.

3        TRANSFER OF PROPERTY

3.1 The Purchaser is setting up or acquiring control of an incorporated company (herein called "Newco"). Newco will acquire all or a portion of the Purchaser's rights hereunder in exchange for financing the Work Program and issuing the Shares. The acquisition of Newco will take place on or before July 01, 2004.

3.2 Vendor hereby transfers and assigns to Purchaser an 80% undivided interest in and to the Property, free and clear of all encumbrances, upon payment of the purchase price, issuance of the Shares and completion of the Work Program.

3.3 The parties agree to arrange for a trust or escrow at the completion of the work program of the restricted Shares and those documents required to record the transfer of the 80% interest in the Property. Both the Shares and transfer documents will be released concurrent with the completion of the Work Program. Should the Purchaser or Newco fail to fund the Work Program, or the results of the Work Program be unsatisfactory to the Purchaser or Newco, they may elect to return the 80% interest in the Property to the Vendor and return the restricted portion of the Shares to Newco.

3.4 The parties agree that the Vendor's 20% interest in the Property will be carried through to the stage of a positive feasibility study, after which the Vendor will be required to fund their 20% of mine development costs. These costs will be loaned by Newco. The interest rate charged will be at the equivalent rate of interest that Newco is charged for the development of the mine. The loan will be repaid by the Vendors from 80% of their proceeds from production.

3.5      Closing shall take place on or before July 01, 2004.


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4        NOTICE

4.1 Any notice, direction or other communication required or permitted to be given under this Agreement shall be in writing and may be given by the delivery of the same to the address listed on the first page hereof. Any notice, direction or other communication aforesaid will be deemed to have been given and received on the day it was delivered. Any party may at any time give to the other party notice in writing of any change of address of the party filing such notice, and from and after the filing of such notice, the address specified will be the address of such party for the purposes of filing notice hereunder.

5        GENERAL PROVISIONS

5.1 ARBITRATION: The parties agree that all questions or matters of dispute as to the interpretation or effect or any provision of this Agreement or any schedules attached hereto shall be finally settled by arbitration carried out by a single arbitrator in accordance with the provisions of the Commercial Arbitration Act of British Columbia. The parties agree that the award of such arbitrator shall be binding upon each of them as to law and fact and there shall be no appeal.

5.2 FURTHER ASSURANCES: The parties will execute such further and other documents and do such further and other things as may be necessary or convenient to carry out and give effect to the intent of this Agreement.

5.3 ENTIRE AGREEMENT: This Agreement constitutes the entire agreement between the parties and replaces and supersedes all prior agreements, memoranda, correspondence, communications, negotiations and representations, whether oral or written, express or implied, statutory or otherwise between the parties with respect to the subject matter herein. This Agreement may not be amended or modified except by an instrument in writing signed by each of the parties hereto.

5.4 WAIVER: No consent or waiver, express or implied, by any party to or of any breach or default by any other party of any or all of its obligations under this Agreement will be valid unless it is in writing and stated to be a consent or waiver hereunder.

5.5 MANNER OF PAYMENT: All payments to be made to any party hereunder may be made by certified check or bank draft delivered to such party at its address for notice purposes as provided herein

5.7 TIME OF THE ESSENCE: Time is hereby expressly made of the essence with respect to the performance by the parties of their respective obligations under this Agreement.

5.8 ENUREMENT: This Agreement shall enure to the benefit of and be binding on all the parties hereto and their respective heirs, executors, administrators, personal representatives or successors, as the case may be and permitted assigns.

5.9 ASSIGNMENT BY PURCHASER: This Agreement and the rights hereunder may be assigned by Purchaser in whole or in part, without notice to the Vendor.

5.10 SCHEDULES: The following schedules are incorporated into this Agreement by reference:

         Schedule A                 Description of Property

5.11 GOVERNING LAW: This Agreement shall be construed and governed by the laws in force in the Province of British Columbia. This paragraph shall not be construed to affect the rights of a party to enforce a judgment or award outside the said Province, including the right to record or enforce a judgment or award in any jurisdiction in which the Property is situated.


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5.12     HEADINGS: The headings to the articles, paragraphs, parts or clauses of this Agreement and the table of contents are inserted for convenience only and shall not affect the construction hereof.

5.13 CURRENCY: Except as expressly stated herein all dollar amounts refer to lawful currency of Canada.

5.14 INDEPENDENT LEGAL ADVICE: Each of the parties acknowledges and confirms that it has been provided sufficient opportunity to obtain the recommended independent legal advice and understands the terms of, and its rights and obligations under this Agreement.

5.15 AREA OF INFLUENCE: The parties agree that the Property shall include an area of influence of ten (10) kilometers surrounding the perimeter border of the Property. The parties agree to work exclusively with each other in diamond exploration in the Provinces of Alberta and Saskatchewan, and the State of Montana. This area of influence applies to each party.

IN WITNESS WHEREOF the parties hereto have caused this Agreement to be duly executed and delivered as of the day and year first above written.

SIGNED, AND DELIVERED by            )
JOSEPH H. MONTGOMERY                )
in the presence of:                 )
                                    )
                                    )
___________________________         )        ___________________________
witness                                      Joseph H. Montgomery

SIGNED, AND DELIVERED by            )
FRANKIE FU                          )
in the presence of:                 )
                                    )
                                    )
___________________________         )        ___________________________
witness                                      Frankie Fu

SIGNED, AND DELIVERED by            )
JOEL D. HASKINS                     )
in the presence of:                 )
                                    )
                                    )
___________________________         )        ___________________________
witness                                      Joel D. Haskins

SIGNED, AND DELIVERED by            )
KEVIN M. STUNDER                    )
in the presence of:                 )
                                    )
                                    )
___________________________         )        ___________________________
witness                                      Kevin M. Stunder


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


                                   SCHEDULE A
                          TO MINERAL PROPERTY AGREEMENT


CLAIM NO.                  LOCATION                  NTS AREA                  RECORDED AREA

S-135705                   All of Sections           72-H-05                    512 hectares
                           10 and 15, Township 4
                           Range 30, West of
                           Second Meridian

S-135706                   All of Sections           72-H-05                    1024 hectares
                           11, 14, 23 and 26,
                           Township 4 Range 30,
                           West of Second Meridian


S-135707                   All of Sections           72-H-05                    768 hectares
                           24, 25 and 36
                           Township 4 Range 30,
                           West of Second Meridian
                           72-H-05



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